EXHIBIT 10.19(a)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.

                                SUPPLY AGREEMENT

     This Agreement ("Agreement"), dated as of January 17, 1994, by and between ETHICON, INC. ("Seller"), an Ohio corporation having offices in Somerville, NJ 08876 and ADVANCED TISSUE SCIENCES, INC. ("Buyer"), a Delaware corporation having offices in La Jolla, CA 92037-1005.

                                   WITNESSETH:

     WHEREAS, Seller manufactures [**            ] mesh presently sold under the
name [**      ]; and

     WHEREAS, Buyer is involved in research and development and anticipated commercialization of tissue engineered skin replacements which require the use
of Seller's [**            ] mesh; and

     WHEREAS, Buyer wishes to purchase the Product, as hereafter defined, for use in the manufacture and sale worldwide of Dermagraft, as hereafter defined, and Seller is prepared to sell the Product for such purpose, in accordance with the terms and conditions of this Agreement,

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, Seller and Buyer mutually agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

1.1 AGREEMENT: Shall mean this Supply Agreement and any subsequent amendments in
    ---------
writing signed by both parties.

1.2 DERMAGRAFT(TM): Shall mean the skin tissue products subject to FDA approved
    --------------
IDE #G900155 presently being developed by Buyer as a treatment for (1) burns;
(2) venous insufficiency ulcers; (3) pressure ulcers; (4) diabetic ulcers.

1.3 FDA: Shall mean the United States Food and Drug Administration.
    ---

1.4 IDE: Shall mean an investigational Device Exemption issued by the FDA.
    ---

1.5 PMA: Shall mean a Premarketing Approval issued by the FDA.
    ---

1.6 PRODUCT: Shall mean Seller's [**                         ] Mesh, meeting
    -------
Seller's product specifications set forth in Exhibit 1 ("Specifications") and any and all modifications thereto, to be made in writing, pursuant to Clause 2.2
hereof. The Product shall consist of twelve by twelve inch sheets of [**      ]
Mesh or such other dimensions as agreed upon in writing by the parties.

                                    ARTICLE 2

                          SALE AND PURCHASE OF PRODUCT
                          ----------------------------

2.1 NATURE OF AGREEMENT: This Agreement is intended only to assure the supply of
    -------------------
the Product to Buyer. Nothing in this Agreement should be construed as limiting Seller's right to sell Product to any third party (including, but not limited to, any of its affiliated companies), nor should any provision of this Agreement be construed so as to limit Seller's entering into or forming any collaboration, joint venture, partnership, or any other relationship with any party other than Buyer, nor should any provision of this Agreement be construed so as to limit Seller, Johnson & Johnson, or any Johnson & Johnson subsidiary from participating in any way in the field of tissue engineering.

2.2 SELLER'S SUPPLY OBLIGATIONS: Seller, within the limitations and conditions
    ---------------------------
contained in this Agreement, will use reasonable efforts to manufacture and sell to Buyer such quantities of Product as Buyer may require. Buyer acknowledges
that Seller has a major business in the Product and in [**          ], and may
have other future products using this material. Seller reserves the right to make changes to the Specifications for the Product as Seller deems needed for the conduct of Seller's business. In such event, Seller shall give as much advance written notice to Buyer of Seller's intent to change the Specifications as reasonably possible. Seller will not have responsibility to continue to make Product according to the Specifications stated on the date of this Agreement if Seller has changed the Specifications to conform to its own use of the Product and related products.

     Provided, however, that if the Buyer's volume of purchases is meeting the purchase levels provided for in Exhibit 2, then Seller will continue to make Product to the original Specifications. Provided, further, however, that Seller's duty to continue to manufacture Product for Buyer to original Specifications will not apply if Seller's changes to the specifications are for considerations of safety and efficacy or similar considerations.

     Provided, further, however, that if Seller has changed the Specification for its own purposes, but is making Product to the original Specification as here provided for Buyer and thereafter Buyer does not make purchases equal or greater to the purchase levels specified in Exhibit 2, then Seller shall have the right to terminate this Agreement upon one hundred eighty (180) days advance written notice to Buyer, or, even if Seller has not so terminated this Agreement, Buyer shall not have the option to extend this Agreement beyond the initial term as provided in Clause 4.4 without first receiving the prior written approval of Seller. However, Buyer shall maintain all rights to place a Bulk Order for the Product as provided in Clause 5.4.

     If for any reason, Seller should exit the business of manufacturing and selling the Product for its own account, then Seller shall have the right to terminate this Agreement at any time by providing sixty (60) days advance written notice of such termination to Buyer and stating Seller's exit from the business as the reason therefore.

2.3 BUYER'S PURCHASE OBLIGATIONS: The parties agree that this Agreement places
    ----------------------------
no geographic limitation on Buyer's sale of Dermagraft. Buyer agrees to buy from
Seller [**       ] percent ([**]%) of Buyer's worldwide requirements of the
Product for use in the development and sale of Dermagraft as herein defined. The parties agree that if the Specifications for the Product are changed by the Seller, and the Seller no longer make Product to meet Buyer's requirements, then Buyer may terminate this Agreement, or may purchase a substitute product from some other source without breaching this Agreement. Likewise, should the Buyer develop need for a product with different specifications than the Product now has or may have in the future, Buyer may express such need to Seller, and Buyer may provide Seller with the option to supply such New Product. Nothing in this Agreement shall restrict Buyer from purchasing such New Product from alternative sources. If Seller does not provide a product to meet Buyer's new specifications within one hundred eighty (180) days after request, then Buyer can procure a substitute product from some other source to meet its new specifications without breaching this Agreement.

     Buyer agrees to use the Product [**              ] as defined and as made
by or for Buyer on the date of this Agreement. Buyer agrees not to use the
Product [**                   ] product, and agrees not to use the Product [**
                                                            ] on the date of
this Agreement, without first obtaining the written consent of Seller. However, this paragraph does not prevent Buyer from [**

                    ] without the prior written consent of Seller.

2.4 QUANTITY FORECASTS: Each three (3) months from the date of this Agreement,
    ------------------
Buyer shall provide to Seller a written forecast of Buyer's requirements for the Product for the twelve (12) months immediately following such date. All forecasts contained in this Paragraph shall be non-binding, good faith estimates of Buyer's requirements, subject to the limitations on Seller's obligations contained in Clause 2.6; provided, however, that Buyer shall be obligated to purchase all Product specified in the initial three (3) month period of each such forecast.

2.5 PURCHASE ORDERS: Buyer shall submit a purchase order for any Product at
    ---------------
least sixty (60) days prior to requested delivery. Seller shall deliver any Product, ordered within the limitations of this Agreement, within sixty (60) days of such order. Buyer shall not order Product quantities in excess of two-thirds (2/3) of any quarterly forecast amount under Clause 2.4 for delivery within any thirty (30) day period; provided, however, that Seller may accept any order in excess of the limitations in this provision and that such acceptance will be deemed a waiver of this provision only for such order. Moreover, the placing of an order in violation of the restrictions against ordering over two-thirds (2/3) of quarterly requirements in a given thirty (30) day period shall not be deemed a breach, or failure to perform under this Agreement.

2.6 LIMITATIONS ON SELLER'S SUPPLY OBLIGATIONS: Seller's supply obligations for
    ------------------------------------------
any three (3) month period under Clauses 2.3-2.5 shall be limited to an amount not to exceed one hundred twenty percent (120%) of the number of sheets of Product contained in Buyer's most recent forecast under Clause 2.4 for such three (3) month period. Seller's obligations hereunder shall be further limited to the extent that Buyer shall have the right to order a maximum of sheets in any year of this Agreement, as follows:

             Year                          Maximum number of sheets
               1                                 [**   ]
               2                                 [**   ]
               3                                 [**   ]
               4                                 [**   ]
               5                              [**      ]

Seller's obligations in the first year of the option period under the provisions of Clause 4.4 of this Agreement shall not exceed the greater of: (i) one hundred twenty percent (120%) of the number of sheets ordered in any prior year; or (ii) the maximum allowed in year five of the Agreement. During each year of such option period, Seller shall not be obligated to supply more than one hundred twenty percent (120%) of the number of sheets of the Product ordered in the previous year.

2.7 REJECTION OF PRODUCT IN CASE OF NONCONFORMITY: Seller and Buyer acknowledge
    ---------------------------------------------
that Buyer has no means of inspecting the Product's conformity with the Specifications. If Buyer has reason to believe that any Product does not meet Specifications, Buyer shall not use such Product and shall promptly notify Seller in writing. Seller shall test the Product in question and determine if it meets Specifications. Buyer may reject any Product found to be nonconforming and Seller shall use reasonable efforts to replace rejected Product with other Product at no cost to Buyer.

2.8 DELIVERY: Seller shall, subject to the limitations provided in this Article,
    --------
deliver to Buyer all Product F.O.B. Seller's plant or other place of shipment designated by Seller, at such dates as specified by Buyer, subject to the limitations set forth in Clauses 2.5 and 2.6 hereof.

                                    ARTICLE 3

                               PRICE AND PAYMENTS
                               ------------------

3.1 PRICE: Seller agrees to sell Product to Buyer at Seller's then current
    -----
published price list to authorized dealers, (the Price) which Seller reserves the right to change in its own discretion at any time. Provided, however, that when Buyer's annual purchases of Product exceed volumes below stated, then Buyer shall be entitled to the corresponding discounts from the Price:

          [**                  ]     -     [**]%          discount
          [**                   ]    -     [**]%          if
          [**                   ]    -     [**]%          If
          [**                     ]  -     [**]%          to

     In recognition that Seller has supplied Buyer with Product for clinical
studies prior to signing this Agreement, at the price of [**           ], Seller
agrees to continue this price to Buyer, for clinical studies only, through December 31, 1995, or until such sales have reached

[**         ], whichever comes first. For so long as Buyer is purchasing at
[**           ], Buyer shall not receive the discounts stated above, which apply only to Product intended for commercial production by Buyer. Notwithstanding the Price here stated, if at any time, at Buyer's request, Seller makes a Product for Buyer to Specifications different from those used by Seller to make product for its own use or for third parties, then as to such Product, the Price shall be a price mutually agreed between the Seller and Buyer, without which agreement, Seller shall have no duty to make such Product.

     For purposes of determining Buyer's annual purchases, and the attendant price, at the time of any given sale, Seller shall use the total volume of purchases by Buyer for the past twelve (12) months and based on that volume, apply the correct discount rate, if any.

3.2 METHOD OF PAYMENT: All payments due hereunder to Seller shall be paid to
    -----------------
Seller not later than thirty (30) days following the date of the applicable invoice.

                                    ARTICLE 4

                     TERM, TERMINATION, AND OPTION TO RENEW
                     --------------------------------------

4.1 TERM: Unless terminated earlier pursuant to Clauses 2.2, 4.2, 4.3 or
    ----
otherwise provided herein, this Agreement shall remain in full force and effect for a period of five (5) years from the date of execution (the "Initial Term").

4.2 TERMINATION BY MUTUAL AGREEMENT: This Agreement may be terminated at any
    -------------------------------
time upon mutual written agreement between the parties.

4.3 TERMINATION BY DEFAULT: If either party materially defaults or fails to
    ----------------------
comply in the performance of any material agreement, condition or covenant of this Agreement, and such default or noncompliance shall not have been cured in accordance with Clause 9.11 hereof, the party not in default may terminate this Agreement. If any party fails to perform the same material obligation more than three (3) times, for each of which the party has been provided with notice and opportunity to cure in accordance with Clause 9.11, then thereafter no notice and cure period is required for any breach and the party not in default can terminate the Agreement forthwith.

4.4 OPTION TO EXTEND INITIAL TERM: Upon expiration of the Initial Term of this
    -----------------------------
Agreement, Buyer, at its sole discretion, within ninety (90) days prior to the expiration of the Initial Term, through written notice to Seller, may elect to extend this Agreement for a period of not more than four (4) years, or such longer period as the parties shall agree in writing. If Buyer elects to exercise such option, this Agreement shall remain in full force and effect through the period of extension, subject always to termination as stated in Clause 4.1, provided, however, that Buyer shall not have the right to extend this Agreement if Buyer is in breach of any condition or covenant, herein, which has not been cured as provided in Clause 9.11. Provided, further, that if Buyer has breached the Agreement three or more times, during the course of the initial term, even though the breach has been cured as provided herein, then Buyer will not have the option to renew this Agreement without the prior written agreement of Seller.

4.5 SURVIVING OBLIGATIONS: Unless expressly provided to the contrary, the
    ---------------------
following Clauses shall survive the termination of this Agreement: 1.2, 2.1, 2.3, 4.6, 5.4, 6.1, 6.2, 6.3, 7.1, 7.2, 7.3, 8.1, 8.6, 9.1, 9.2, 9.3, 9.4, 9.5,
9.9, 9.12, 9.14.

4.6 TECHNOLOGY TRANSFER: If Seller exits the business of manufacturing the
    -------------------
Product as provided herein, and provided Seller's reason for such exit was not related to considerations of liability, safety and efficacy related to the Product, or other similar reasons in Seller's sole judgment, then Seller expresses a willingness to discuss at that time with Buyer the possibility of an agreement whereby Seller could transfer its technology for manufacturing the Product to Buyer. This Clause is not an agreement.

                                    ARTICLE 5

                              LIMITATIONS ON SUPPLY
                              ---------------------

5.1 CONTINUED SUPPLY: The provisions of this Clause are an attempt by the
    ----------------
parties to address the various contingencies that could compromise the continued supply of Product. To the extent that any event occurs that jeopardizes the continued supply of Product to Buyer, whether or not contemplated by this Agreement, Seller agrees to use reasonable efforts to work with Buyer to provide Buyer with a continued supply of Product in accordance with the provisions of this Agreement, unless Seller has exited the business for reasons permitted in this Agreement, in which case Seller shall have no supply obligations to Buyer. At any time, should Seller be unable to meet Buyer's requirements for the Product, then, for such quantity as Seller cannot supply, Buyer may pursue alternative sources of supply at its sole discretion and Buyer shall remain obligated for all outstanding orders.

5.2 NOTICE OF SELLER'S INABILITY TO SUPPLY: If, for any reason, Seller foresees
    --------------------------------------
its inability, or the potential inability, to supply Buyer in accordance with the provisions of this Agreement, Seller shall give Buyer prompt written notice of such inability or potential inability. Upon such notice, Seller agrees to use reasonable efforts to assure a continued supply of Product in accordance with the provisions of this Agreement.

5.3 PRIORITY OF SUPPLY: If, for any reason other than as set forth in Clause 5.5
    ------------------
Seller is (i) unable to supply Buyer with a continued supply of Product in accordance with the provisions of this Agreement, but (ii) Seller produces, manufactures, or supplies Product to any customer or affiliate, then Seller agrees to supply Buyer with a pro rata share of Product based upon Buyers' most recent twelve (12) month purchases as compared to Seller's total production of Product. The pro rata share shall be a quantity calculated by dividing Buyer's total purchases of Product from Seller by Seller's total sales of Product to all parties, including Buyer, times Seller's total quantity of Product available for sale at such time.

5.4 ACTION BY SELLER RESTRICTING SUPPLY: If, (i) Seller takes action, other than
    -----------------------------------
for reasons of Force Majeure, that will restrict the supply of Product to Buyer as agreed hereunder, or (ii) Seller makes changes in the Specifications of the Product, which will restrict the supply of Product to Buyer as agreed hereunder, then Seller will provide Buyer with written notice of such action. Within ninety
(90) days of such notice, Buyer shall have the right to place a one time order, herein called Bulk order, for Product up to a maximum of [**
                        ]. Seller shall use reasonable efforts to fill such order. Seller has the right to fill the Bulk Order over a twenty-four (24) month period, with shipments of one fourth of the order each six months of the period, or faster in Seller's discretion, and subject to this limitation, Buyer shall have the right to place partial orders for the Bulk Order within the described time-table. The parties may change the time-table for delivery of the Bulk Order by mutual written agreement.

5.5 Notwithstanding anything provided in this Clause 5, Seller shall have no obligation to supply Buyer, or to accept a Bulk Order, if Seller has ceased production of the Product, or has changed the specifications, for reasons of safety and/or efficacy as determined by Seller.

                                    ARTICLE 6

                                    WARRANTY
                                    --------

6.1 Seller warrants only that the Product supplied under this Agreement shall conform to the Specifications and shall be conveyed with good title, free from any lien, security interest or encumbrance unknown to Buyer. THE ABOVE WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR UNWRITTEN, EXPRESS OR IMPLIED. SELLER EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

6.2 Buyer's exclusive remedy and Seller's sole liability under this warranty is expressly limited at Seller's option either to replacement of all Product shown to be other than as warranted, or if replacement Product is not available, payment not to exceed the purchase price paid by Buyer to Seller for any Product properly determined not to meet the specifications. If requested by Seller, all unused Product alleged by Buyer to be other than as warranted shall be returned to Seller and Seller will pay the return freight charges.

6.3 EXCEPT AS PROVIDED UNDER CLAUSE 6.2 ABOVE, SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY DAMAGES UNDER THIS WARRANTY, INCLUDING BUT NOT LIMITED TO, DIRECT DAMAGES, INCIDENTAL OR CONSEQUENTIAL DAMAGES, FOR ANY CLAIM INVOLVING THE PRODUCT SOLD TO BUYER PURSUANT TO THIS AGREEMENT.

                                    ARTICLE 7

                             BUYER'S INDEMNIFICATION
                             -----------------------

7.1 INDEMNITY: Buyer shall indemnify and hold harmless Seller and its
    ---------
Affiliates, and their respective directors, officers, employees and agents (the "Indemnified Parties") from all claims, demands, actions, losses, expenses or damages of any kind, (including, but not limited to, direct, consequential, compensatory and punitive damages, attorneys fees and costs) that the Indemnified Parties incur as a result of the Buyer's purchase and/or use of the Product and the manufacture and sale of Dermagraft, or any process or product in which the Product has been used. Provided, however, that this indemnity shall not apply to situations shown to be caused solely and exclusively by Seller's failure to supply Product that meets the Specifications.

7.2 INDEMNIFICATION PROCEDURE: The parties shall give each other prompt notice
    -------------------------
of any claim, lawsuit, government inquiry or investigation which is or may be subject to the indemnity set forth herein and the parties shall fully cooperate in relation to any such matter at Buyer's expense, including making available documents and witnesses in response to discovery requests or to assist in the defense of any such matter. Buyer may at its option assume the defense and control, including settlement and trial decisions of any claim or lawsuit brought against Seller and subject to this indemnity, using counsel of reasonable skills selected by Buyer.

7.3 INSURANCE: Buyer shall obtain, pay for and maintain primary liability
    ---------
insurance covering bodily injury and property damage arising out of the use of the Product or the manufacture and sale of Dermagraft with limits of not less
than [**      ] per occurrence and as an aggregate per year. Buyer shall name
Seller as an additional insured under all such liability policies and shall waive all rights of subrogation against the Indemnified Parties as defined in Clause 7.1 above. Buyer shall provide Seller a certificate of insurance evidencing such coverage which provides that the insurers will give Seller at least thirty (30) days advance notice of any change and/or cancellation of such coverage. Buyer agrees that the insurance coverage above provided is minimum and at such time as Buyer's commercial sales of Dermagraft achieve levels stated in
Exhibit 2, Buyer will give serious consideration to acquiring additional coverage.

                                    ARTICLE 8

                         REPRESENTATIONS OF THE PARTIES
                         ------------------------------

8.1 BUYER'S REPRESENTATION: Buyer represents that it will not utilize the
    ----------------------
Product in humans for any purpose other than contemplated by this Agreement.

8.2 FDA APPROVAL: Seller represents that the Product has obtained FDA approval
    ------------
under Section 510K of the Federal Food, Drug, and Cosmetic Act and that Seller will take reasonable actions to maintain such approval throughout the life of this Agreement.

8.3 EXISTENCE AND POWER: Seller and Buyer each represent it is (i) duly
    -------------------
organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) has the power and authority and the legal right to carry on its business as it is now being conducted; and

(iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under this Agreement.

8.4 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS: Seller and Buyer each
    --------------------------------------------
represent that it (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of the obligations hereunder. The Agreement has been duly executed and delivered on behalf of each party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

8.5 NO CONFLICT: Seller and Buyer each represent that the execution and delivery
    -----------
of this Agreement and the performance of the obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such party, and (ii) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party.

8.6 GUARANTEE: Seller hereby guarantees that on the date of shipment of any
    ---------
Product to Buyer hereunder, such Product is not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, and is not an article which may not, under the provisions of section 404, 505, or 512 of such Act, be introduced into interstate commerce. Seller further represents that the Product was manufactured according to the Specifications and in accordance with Good Manufacturing Practices (GMP). No failure of Seller under this clause shall be a breach of guarantee or representation under this clause, or a breach of this Agreement unless it constitutes a significant or knowing departure from the stated guarantee or representation, or a risk to public health. Any failure of Seller under this clause shall be deemed only to be a breach of warranty as provided in Clause 6 hereof and the rights and remedies of the parties shall be limited as provided in said clause 6. As related to the Product only, Seller will advise Buyer of any negative observations made by the FDA as the result of an FDA GMP audit and Seller's plan for corrective action.

     Buyer likewise guarantees that Dermagraft sold by Buyer utilizing the Product, shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, and shall not be an article which may not, under the provisions of section 404, 505, or 512 of such Act, be introduced into interstate commerce. Buyer also guarantees that if Dermagraft is sold outside the United States, that Buyer shall do so in compliance with the laws and regulations of those countries wherein Dermagraft is sold.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

9.1 CONFIDENTIALITY: (i) All information disclosed under this Agreement which is
    ---------------
considered by the disclosing party to be confidential and proprietary (hereinafter "Confidential Information") and which is in writing or other tangible form will be clearly marked by the disclosing party as being confidential. Any Confidential Information initially disclosed orally or visually will be identified as being confidential at the time of disclosure and confirmed in writing by the disclosing party within thirty (30) days of such disclosure; (ii) Each party shall limit the disclosure of its Confidential Information to the other party; and (iii) Each party agrees that all Confidential Information received from the other party under this Agreement shall be maintained in confidence for a period of three (3) years from the termination of this Agreement, and the receiving party agrees not to use such Confidential Information for any purpose other than that set forth above without the prior written consent of such other party. Each party shall use the same standard of care to protect the confidentiality of information received from the other party as it uses to protect its own confidential information, and shall limit disclosure of such information to those of its personnel and consultants who have an actual need to know and have a written obligation to protect the confidentiality of such information.

     a) All information disclosed under this Agreement which is considered by the disclosing party to be confidential and proprietary (hereinafter "Confidential Information") and which is in writing or other tangible form will be clearly marked by the disclosing party as being confidential. Any Confidential Information initially disclosed orally or visually will be identified as being confidential at the time of disclosure and confirmed in writing by the disclosing party within thirty (30) days of such disclosure.

     b) Each party shall limit the disclosure of its Confidential Information to the other party to that required for the purposes of this Agreement. No Confidential Information shall be disclosed by either party until the disclosing party has described the general nature and scope of the information to be disclosed, and the other party has agreed to receive such information in confidence.

     c) Each party agrees that all Confidential Information received from the other party under this Agreement shall be maintained in confidence for a period of three (3) years following the termination of this Agreement, and the receiving party agrees not to use such Confidential Information for any purpose other than that set forth above without the prior written consent of such other party. Each party shall use the same standard of care to protect the confidentiality of information received from the other party as it uses to protect its own confidential information, and shall limit disclosure of such information to those of its personnel and consultants who have an actual need to know and have a written obligation to protect the confidentiality of such information.

     d) Notwithstanding the preceding provisions, obligations regarding confidentiality and use of Confidential Information disclosed hereunder shall not include:

          i) information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain;

          ii) information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the receiving party;

          iii) information which, prior to the time of disclosure, is known to the receiving party or, after disclosure, is independently developed by the receiving party as evidenced by its written records; and

          iv) information which, after disclosure, is made available to the receiving party in good faith by a third party who is under no obligation of confidentiality or secrecy to the disclosing party.

     e) The disclosure of Confidential Information hereunder by either party shall not result in any right or license under any patent or know-how being granted to the other party, nor shall it be construed to impose on the other party any restriction, duty or obligation other than that of confidentiality and nonuse as expressly provided herein.

     f) All written documents containing confidential Information and other confidential material in tangible form received by either party under this Agreement shall remain the property of the originating party, and all such documents together with any copies or excerpts thereof and any such other material shall be promptly returned to the originating party upon request.

     g) No information regarding this Agreement or the other party's interest in the subject matter hereof shall be disclosed by either party without the prior written consent of the other party.

9.2 CLINICAL AND PATIENT CARE INFORMATION: All results, data and information
    -------------------------------------
resulting from the use of the Product by Buyer under this Agreement shall be the exclusive property of Buyer. However, if Buyer's use indicates to Buyer that any adverse affects, failures, or negative results in Buyer's clinical trials or patient treatment are in any way a direct result of the Product, Buyer shall inform Seller promptly and fully in writing.

9.3 PUBLICATIONS: Buyer may publish the results of any clinical trial or patient
    ------------
treatment and may use its data in scientific and promotional literature. At no time will Buyer make or publish any statement that implies or states that Seller endorses Buyer's studies or Dermagraft.

9.4 CHOICE OF LAW: This Agreement shall be interpreted, construed and governed
    -------------
by the laws of the State of New Jersey.

9.5 REGULATORY FILINGS: Seller agrees, upon request by the FDA or other
    ------------------
applicable government agency, to cooperate fully in providing existing and available information regarding the Product to the FDA or other applicable government agency, so as to not impede Buyer's clinical trials or PMA application. Seller further agrees that Buyer may reference Seller's Product filing(s) in Buyer's regulatory submissions to the FDA or other applicable government agency, and that the FDA or other applicable government agency may review Buyer's Product filing(s), if necessary. Buyer shall take all reasonable precautions to help maintain the confidentiality of Seller's information.

9.6 ENTIRE AGREEMENT: This Agreement contains the entire agreement of the
    ----------------
parties regarding the Product and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

9.7 ASSIGNABILITY: This Agreement may not be assigned by either party without
    -------------
the prior consent of the other party; provided, however, either party may assign this Agreement to any entity which acquires substantially all of its assets and business. Seller may assign all rights and obligations of this Agreement to Johnson & Johnson or any Johnson & Johnson subsidiary, provided, however, that such assignee shall provide Buyer with a written acknowledgment that assignee has accepted Seller's obligations under this Agreement.

9.8 FURTHER ASSURANCES: Each party hereto agrees to execute, acknowledge and
    ------------------
deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.9 USE OF PARTY'S NAME: No right, express or implied is granted by this
    -------------------
Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement. Buyer shall not, unless otherwise required by a government
agency, use Seller's name, or the name [**       ], in association with
Dermagraft, Buyer's business in general, or otherwise including, notifying all scientific employees and consultants that they are not to utilize Seller's name,
or the name [**      ].

9.10 WAIVER: The waiver by either party of a breach of any provision of this
     ------
Agreement shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision, the waiver of such provision, or the waiver of any other provision of this Agreement.

9.11 RIGHT TO CURE: Either party, upon discovery of a breach, must give prompt
     -------------
written notice to the breaching party. The breaching party shall have thirty
(30) days from the date of such notice to cure any such breach. No breach of contract shall be final, unless notice has been given and the breaching party has had the opportunity to cure. Failure to take action because of a breach shall not excuse any future breach, nor shall it preclude a party from taking action because of such breach.

9.12 NO LICENSE RIGHTS: Nothing in this Agreement shall be construed as a grant
     -----------------
or other conveyance or license by one party to the other party, directly or indirectly, of any right, title or interest (including, but not limited to, patent or licensing rights) in and to the intellectual property of such party.

9.13 NOTICE: All notices, consents, or approvals required or permitted under
     ------
shall in writing sent by certified or registered air mail, postage prepaid or by telex or cable (confirmed by such certified or registered mail) to the parties at such addresses as set forth in Exhibit 3. Notices shall be deemed effective on the date of mailing.

9.14 ARBITRATION: Any dispute, controversy or claim between the parties arising
     -----------
out of or relating to this Agreement, either during or after the term thereof (including the question as to whether any such matter is arbitrable) shall be solely and finally settled by binding arbitration conducted in accordance with the Rules of the American Arbitration Association. However, before any such dispute, controversy or claim is submitted to arbitration by a party, the parties shall attempt to resolve it themselves in good faith. The decision of the arbitrators shall be in writing and shall set forth the basis therefor. The parties shall abide by all awards rendered in arbitration proceedings, and such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The parties shall divide equally the administrative charges, arbitrators' fees, and related expenses of arbitration, but each Party shall pay its own legal fees incurred in connection with any such arbitration.

     The arbitration shall be held in New Jersey and the arbitrators shall apply the substantive law of New Jersey except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrators shall not award either party punitive damages and the parties shall be deemed to have waived any right to such damages.

9.15 FORCE MAJEURE: Neither party shall be liable for failure or delay to
     -------------
perform any condition or covenant of this Agreement, and such failure shall not be a breach of this Agreement, when such failure is caused by events reasonably beyond the control of the party, including but not limited to war, hostilities, riots, national emergency, strikes or labor action, epidemic, fire, flood, or other forces of nature, explosion, lack of raw materials, supplies or public utilities, Acts of God, or any act, decision, law or regulation of any court, government or government agency. The party who is prevented from performance shall give prompt written notice to the other party of circumstance of Force Majeure, and, from time to time, will provide such information as the party reasonably has concerning when the Force Majeure may be resolved or removed.

In Witness Whereof, the Parties have caused this Agreement to be duly executed by their respective authorized officers.



ADVANCED TISSUE SCIENCES, INC.          ETHICON, INC.



By    _____________________________     By   _________________________________
Title  Executive Vice President         Title  [**                 ]
       and Chief Operating Officer             [**                          ]

Date   January 24, 1994                 Date   1/19/94
    -----------------------------           ----------------------------------

                                    EXHIBIT 1

Material specification for Seller's Product (Product Code [**
                                        ]

     1. Scope

        Describes the appearance, chemical and physical testing, and packaging
        requirements for [**                                              ]
        mesh.

     2. Material

        This mesh is [**
                                                           ].

     3. Quality Requirements
        3.1. Appearance
             The mesh must be [**
                                                                   ]. The mesh
             must be [**
                    ].

        3.2. [**                 ]
             [**                         ]
             [**                   ]
             [**                  ]
             [**                        ]

        3.3. [**     ]
             [**                                          ]
             [**                          ]
             [**                            ]

        3.4. [**      ]
             [**                ]
             [**                 ]

        3.5. [**        ]
             [**              ]
             [**            ]

        3.6. [**                        ]
             [**              ]
             [**                                  ]

        3.7. [**           ]
             [**                                                           ]
             [**                              ]

     4. Packaging Requirements

        4.1. [**       ]
             4.1.1.   [**
                                           ]

             4.1.2.   [**
                                ]

             4.1.3.   [**                                   ]

             4.1.4.   [**
                                               ]

        4.2. [**              ]

             4.2.1    [**
                               ]

             4.2.2    [**                            ]

                                    EXHIBIT 2

                             MINIMUM PURCHASE LEVELS



         YEAR               NUMBER OF SHEETS PURCHASED BY BUYER

         1994                          [**  ]
         1995                          [**  ]
         1996                          [**  ]
         1997                         [**   ]
         1998                         [**   ]

For any years subsequent to 1998 in which this Agreement may be in force, the
minimum shall be [**               ] unless the parties have agreed otherwise in
writing.

Should the Buyer incur a delay in market introduction of Dermagraft due to a delay in FDA approval to market Dermagraft, then for that period in which Buyer
does not have FDA market approval, the purchase level of [**        ] shall be
maintained for an additional period of up to but not longer than June 30, 1997, and the time frames above provided shall be adjusted accordingly.

                                    EXHIBIT 3

                                NOTICE TO PARTIES


Notice to Buyer shall be sent to:

         Advanced Tissue Sciences, Inc.
         Attention: Office of the General Counsel
         10933 North Torrey Pines Road
         La Jolla, California 92037

Notice to Seller shall be sent to:

         [**            ]
         [**                                             ]
         [**          ]
         [**          ]
         [**                         ]